Exhibit 99.2

Q1 2020 Shareholder Letter

Dear Fellow Shareholders:

We hope you are all safe and healthy. We want to extend a heartfelt thank you to all the front-line workers who are making heroic sacrifices day-in and day-out.

In these challenging times, we have been doing all that we can to ensure our employees' safety. Since late March, our employees have taken on the challenge of working remotely. We know everyone’s lives continue to be profoundly affected and I am so proud to see everyone has risen to the occasion, working day and night to ensure travelers and our travel partners receive the high service levels they deserve. From our dedicated customer service professionals fielding unprecedented levels of service requests in our Experiences and Restaurants transaction-based businesses, to our global information technology teams who have enabled our entire organization to seamlessly transition to remote workplaces, we have not missed a beat.

Additionally, we are doing everything in our power to serve the needs of our customers and other constituents. There is a lot of great work being done across the company to help travelers and our travel partners navigate this crisis: from encouraging consumers via social media to write reviews about their favorite hotel, restaurant or tour experience; to our #LoveYourLocal campaign aimed at promoting restaurant gift cards and takeaway purchases; Hotels for Health, a program connecting front-line medical workers with available lodging globally; to ongoing efforts to provide insights to tourism destinations about consumer travel demand; to providing hotels and restaurant partners with financial relief on subscription services. We also mobilized the Tripadvisor foundation once again, delivering support in the form of $1 million in contributions for impacted populations.

Thank you, everyone, for your resilience and your dedication to help travelers and travel businesses find the good out there. Our shared experiences navigating this challenging period will prove immensely valuable for us as people, and as an organization, in the years ahead.

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In normal times, Tripadvisor helps travelers discover and explore the world. In recent months, however, increased impacts of the COVID-19 pandemic have created unprecedented uncertainty for consumers and businesses worldwide. The travel, hospitality, and leisure industries have been particularly challenged as government actions, including travel bans, shelter-in-place orders and physical distancing requirements, have profoundly impacted consumers’ willingness – and ability – to travel.

As an industry, we are currently experiencing the darkest of days. Industry data points show consumer demand down 80% to 100% year-over-year. Online travel agents, hotels, activity suppliers, destination marketing organizations, and restaurants comprise a majority of Tripadvisor’s revenue, and our partners have significantly reduced their advertising budgets to align with the reality that there is essentially no consumer travel demand. This backdrop has dramatically impacted our financial results. Q1 revenue decreased 26% year-over year, we incurred a net loss of $16 million, and Adjusted EBITDA decreased 55% year-over year.

Year-over-year performance trends deteriorated precipitously throughout March and bottomed heading into April, where they have remained since that time. We expect Q2 year-over-year performance will be materially worse than Q1’s given it will include a full quarter’s worth of COVID impacts on consumer travel demand. While forecasting when consumers will be willing and able to travel remains very difficult, some lodging, hospitality and airline industry reports imply that global consumer demand trends will remain significantly challenged for the balance of the year.

With that said, three factors give us confidence as we look ahead:

●	Firstly, while COVID’s full impacts are unpredictable, in the periods following past disruptions, the travel, hospitality and tourism industries recovered and thrived.
●	Secondly, we are operating prudently, have taken concerted actions to preserve cash, and believe we are adequately capitalized to weather the current storm.
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Thirdly, we are confident in our long-term business prospects and strategy and are taking this unique opportunity to streamline efforts toward our long-term, customer-focused, One Tripadvisor vision, which we believe will drive long-term value creation.

We are confident that travel will rebound. We also believe Tripadvisor will play an influential role with consumers and partners worldwide in the recovery and beyond.

Q1 update and current state of the business

While this is not the first major disruption we have endured, its negative impacts have been unparalleled, both in terms of speed and magnitude. As we outlined in mid-February, we entered 2020 executing our One Tripadvisor vision: to transform the product experience, deepen customer relationships and engagement with our platform, and convert more of Tripadvisor’s influence into monetization.

At that time, we observed limited business impact from COVID-19. In fact, January and February results had us largely on track with our operating plan, and we were quite pleased with the progress we were making in our stated focus area of driving diverse revenue outside our hotel auction. Through February, we had made traction expanding our media offering, and we delivered strong Experiences & Dining segment bookings growth.

In March, however, the world changed dramatically:

●	COVID-19’s impact grew materially as the outbreak spread and achieved pandemic status on March 11.
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In the back half of March, government response actions further curbed consumer demand for travel, and year-over-year performance trends worsened further. We estimate bookings driven by our products, as well as the observed revenue generated across our segments and products, declined year-over-year generally by more than 90% in the back half of March.

●	Our March results were well below February results, and we note that April stabilized at these materially depressed year-over-year performance levels.

Q1 revenue decreased 26% year-over year. We incurred a net loss of $16 million, and Adjusted EBITDA decreased 55% year-over year.

In addition, we have seen a spike in customer cancellations and re-bookings related to future accommodations and tour bookings, which had been reserved by travelers in the pre-COVID timeframe and recorded as deferred revenue on our consolidated balance sheet. However, while not a help to our Q2 financial prospects, we have seen modest sequential uptick in travel interest over 90 days out.

Concerted actions taken to support solid financial position

We are facing unprecedented uncertainty and are prepared for the case of a prolonged recovery. Importantly, we believe that the following concerted actions ensure our solid financial position regardless of how the balance of 2020 plays out.

Expense Management

We have taken, or are in the process of taking, the following cost measures:

●	Removing a majority of discretionary costs including, but not limited to, brand marketing, business travel, non-critical vendor relationships, and contingent staff;
●	Implementing the following workforce-related actions:
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Enacting a workforce reduction that has affected approximately 700 employees and will likely impact approximately 200 additional employees, totaling approximately 900 employees, or 23% of our workforce.

○	Furloughing a further approximately 850 employees, or 22% of our workforce, most significantly at The Fork.
○	Making targeted reductions to the Company’s office lease portfolio.
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Commencing in March 2020, Stephen Kaufer, President and Chief Executive Officer of the Company, elected to forego his base salary for the remainder of the 2020 calendar year. The Company’s Board of Directors agreed to forego their annual cash retainer and reduce to their annual equity award.

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Executing on a temporary 20% reduced work schedule and corresponding pay reduction for most of our remaining North American employees, and planning to do the same in other markets, subject to local employment processes.

We estimate that these actions - which are incremental to the cost reductions we enacted early in the first quarter of 2020 and communicated on our earnings call in February - will generate approximately $45 million and $65 million of cost savings versus our Q1 operating expense level in Q2 and Q3, respectively. We note that these cost savings do not consider depreciation, amortization, estimated restructuring and related reorganization costs, and stock based compensation.

Additionally, we expect that we will have a material reduction of variable costs (e.g., cost of revenue and performance-based marketing) in Q2 and Q3 as these will decline proportionate to year-over-year revenue declines. In Q2, we expect these variable expenses to decline by approximately $55 million versus the corresponding level in Q1. In Q3, we expect variable expenses to rise relative to Q2 commensurate with potential improvement in performance-based revenue and/or bookings, but still show a significant reduction versus Q1. This cost reduction will be additional to the workforce-related and discretionary cost savings identified above.

We incurred pre-tax restructuring and reorganization costs of $9 million during Q1 2020 related to workforce reductions enacted early in the first quarter of 2020 and communicated on our earnings call in February. In Q2, we estimate we will incur approximately $30 million to $35 million of pre-tax restructuring and related reorganization costs.

We believe these workforce actions, while painful given they affect so many exceptional employees, will provide the business with a foundation for more cost-efficient throughput as we progress through the recovery period.

Liquidity

As of March 31, 2020, we had $798 million of cash and cash equivalents. We have taken the following actions to reinforce our liquidity position:

●	During March, we borrowed $700 million from our revolving credit facility.

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On May 5th, we amended our existing revolving credit facility to, among other things, suspend the leverage ratio covenant through the fiscal quarter ending September 30, 2021, and replace it with a minimum liquidity covenant that requires the Company to maintain $150 million of unrestricted cash, cash equivalents, short-term investments less deferred merchant payables plus available revolver capacity, as well as downsize its capacity to $1.0 billion from $1.2 billion.

With this amendment complete, we believe we are appropriately capitalized, have ample liquidity even in the case of a prolonged COVID-19 driven downturn, and will be able to meet our covenants in 2020 and through 2021.

We believe we are appropriately balancing our short-term financial needs with our long-term business objectives.

Outlook

As a reminder, we endeavor to be as accurate as possible with our forward-looking commentary; however, a number of factors outside of our control can limit our visibility into future financial performance and can cause our results to vary materially from our current expectations.

With our near-term financial position secured, we are maintaining strategic focus to ensure efficient execution along our long-term One Tripadvisor vision. As we outlined last quarter, with traction in membership growth, new product enhancements, and double-digit growth in our newer media and B2B growth areas, we were making nice progress along our customer-focused strategy. We entered 2020 with great excitement and promise, and remain confident in our long-term prospects to convert Tripadvisor’s influence into new monetization opportunities and drive long-term value creation.

With that context, we provide our updated 2020 views:

Forecasts always contain a degree of uncertainty. In current times, forecasting even the near-term is difficult. Given April performance, we expect Q2 year-over-year performance will be materially worse than Q1’s due to a full quarter’s worth of COVID-19 impacts on consumer travel demand. Also, we expect:

●	Little to no revenue and significantly negative EBITDA in Q2; and
●	Some revenue improvement starting in Q3, though negative adjusted EBITDA performance is likely to persist at least through Q3, assuming a slow recovery.

Final thoughts

We have had to bid farewell to a number of exceptional employees. On behalf of the Tripadvisor family, I want to extend a heartfelt thank you to these colleagues for their passion and their service.

In conclusion, the lives and livelihoods of great people in our industry continue to be profoundly affected by this pandemic, but we are confident that the skies will brighten and travel will rebound. The near term remains unpredictable but time and again, we have seen the travel, hospitality and tourism industries recover and thrive. Concerted actions have solidified our financial position and will help us to emerge a more focused business on the other side. We will continue executing our strategy and ensure Tripadvisor plays an influential role with consumers and partners worldwide in the recovery and beyond.

Sincerely,

Steve Kaufer, Co-founder & CEO

Ernst Teunissen, CFO

Conference Call and Webcast

Tripadvisor, Inc. management will host a conference call to discuss results as well as other forward-looking information about Tripadvisor’s business tomorrow morning at 8:30 a.m. Eastern Time. Domestic callers may access the earnings conference call by dialing (877) 224-9081 (International callers, dial (224) 357-2223). Investors and other interested parties may also go to the Investor Relations section of Tripadvisor’s website at http://ir.tripadvisor.com for a live webcast of the conference call.

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Tripadvisor, Inc.’s first quarter 2020 earnings press release and supplemental financials are available on the Investor Relations section of the Tripadvisor, Inc.’s website at ir.tripadvisor.com. The earnings release is also included as Exhibit 99.1 to our Current Report on Form 8-K as furnished to the U.S. Securities Exchange Commission, or SEC, on May 7, 2020, which is available on the Investor Relations section of our website at ir.tripadvisor.com and the SEC’s website at www.sec.gov.

Forward-Looking Statements

These prepared remarks contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The following words, when used, are intended to identify forward-looking statements: “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “target,”

“should,” “will,” and similar expressions which do not relate solely to historical matters. We caution investors that any forward-looking statements in these prepared remarks, or which management may make orally or in writing from time to time, are based on management’s beliefs and on assumptions made by, and information currently available to, management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements are more fully described in Part I. Item 1A. "Risk Factors" of our Annual Report on Form 10-K. Moreover, we operate in a rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We caution you that, while forward-looking statements reflect our good faith beliefs when we make them, they are not guarantees of future performance and are impacted by actual events when they occur after we make such statements. We expressly disclaim any responsibility to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Investors should also refer to our quarterly reports on Form 10-Q for future periods and current reports on Form 8-K as we file them with the SEC and to other materials we may furnish to the public from time to time through current reports on Form 8-K or otherwise, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements.

Use of Non-GAAP Financial Measures

These prepared remarks may include references to non-GAAP measures, such as consolidated adjusted EBITDA (including forecasted adjusted EBITDA), free cash flow, and constant currency measurements, such as, non-GAAP revenue before effects of foreign exchange, and adjusted EBITDA before effects of foreign exchange, which are considered non-GAAP financial measures as they are not prepared in conformity with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are not prepared under a comprehensive set of accounting rules and, therefore, should only be reviewed alongside results reported under GAAP.

We encourage investors to review our earnings press release as it contains important information about our financial results, including tabular reconciliations to the most directly comparable GAAP financial measure, definitions, limitations and other related information about these non-GAAP financial measures. We have not reconciled consolidated adjusted EBITDA guidance to projected consolidated GAAP net income (loss) because we do not provide guidance on GAAP net income (loss) or the reconciling items between adjusted EBITDA and GAAP net income (loss), as a result of the uncertainty regarding, and the potential variability of, certain of these items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

The earning press release in addition to other supplemental financial information is available on the Investor Relations section of our website at http://ir.tripadvisor.com/. The earnings press release is also included as Exhibit 99.1 to our Current Report on Form 8-K as furnished to the SEC on May 7, 2020, which is available on the Investor Relations section of our website at http://ir.tripadvisor.com/ and the SEC’s website at www.sec.gov.

Key Business Metrics

We review a number of metrics, including unique visitors, hotel shoppers, and other metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. While these numbers are based on what we believe to be reasonable estimates for the applicable period of measurement, there are inherent challenges in measuring usage and user engagement across our large user base around the world. For example, a single user may have multiple member accounts or browse the internet on multiple browsers or devices, some users may restrict our ability to accurately identify them across visits, and we are not always able to capture user information on all of our platforms. As such, the calculations of our active users may not accurately reflect the actual number of people or organizations using our platform. Our metrics are also affected by applications that automatically contact our servers for regular updates with no discernible user action involved, and this activity can cause our system to count the users associated with such applications as active users on the day or days such contact occurs. As such, the calculation of some of the metrics presented may be affected as a result of this activity. We regularly review our process and may adjust how we calculate our internal metrics to improve their accuracy.